23.1  (3)     Consent  of  Aaron  Stein,  CPA,  Independent  Auditor


                                AARON STEIN, CPA
                                 981 Allen Lane
                            Woodmere, New York 11598
                                  516-569-0520


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


To:  RTR,  Inc.


I hereby consent to the reference to my firm under the heading "Selected Financial Data and Experts and to the use of my report dated July 10, 2002, in the Registration Statement on Form 10-SB.


/s/  Aaron  Stein,  CPA
----------------------------------
Aaron  Stein,  CPA,
Certified  Public  Accountant

August 20,  2002